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                                                                                                                  EXHIBIT 12.1



                                        AKI HOLDING CORP. AND SUBSIDIARIES

                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                              (dollars in thousands)


                                                Predecessor                                         The Company
                          ------------------------------------------------------    -----------------------------------------

                          Fiscal Year Ended June 30,       July 1, 1997 through      December 16, 1997        Fiscal Year Ended
                          --------------------------       --------------------      -----------------        -----------------
                                                             December 15, 1997      through June 30, 1998       June 30, 1999
                                                             -----------------      ---------------------       -------------
                           1995      1996     1997
                           ----      ----     ----

Income (loss) before
  income taxes......       $7,247    $4,279   $7,117                   $3,234                   $(7,545)               $(5,456)

Add:
Interest on all
  indebtedness which
  includes amortization
  of deferred financing
  costs.............        6,170     6,762    6,203                    2,646                     11,327                 16,740
                            -----     -----    -----                    -----                     ------                 ------


Earnings available for
  fixed charges.....       13,417    11,041   13,320                    5,880                      3,782                 11,284
Fixed charges.......        6,170     6,762    6,203                    2,646                     11,327                 16,740
                            -----     -----    -----                    -----                     ------                 ------

Ratio of earnings to
  fixed charges.....         2.2x      1.6x     2.1x                     2.2x                         --                     --



Earnings were not sufficient to cover fixed charges by $7,545 and $5,456 for the period from December 16, 1997 through June 30, 1998 and the fiscal year ended June 30, 1999, respectively.




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                                             AKI, INC. AND SUBSIDIARIES

                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                              (dollars in thousands)


                                                 Predecessor                                              AKI, Inc.
                          ------------------------------------------------------     ---------------------------------------------

                          Fiscal Year Ended June 30,    July 1, 1997 through          December 16, 1997       Fiscal Year Ended June
                          --------------------------    ---------------------         ------------------      ----------------------
                                                          December 15, 1997          through June 30, 1998           30, 1999
                                                          -----------------          ---------------------           --------
                           1995     1996      1997
                           ----     ----      ----

Income (loss) before
  income taxes......        $7,247   $4,279   $7,117                 $3,234                    $(7,487)                   $(1,744)

Add:
Interest on all
  indebtedness which
  includes amortization
  of deferred financing
  costs.............         6,170    6,762    6,203                  2,646                      11,269                     13,028
                             -----    -----    -----                  -----                      ------                     ------

Earnings available for
  fixed charges.....        13,417   11,041   13,320                  5,880                       3,782                     11,284
Fixed charges.......         6,170    6,762    6,203                  2,646                      11,269                     13,028
                             -----    -----    -----                  -----                      ------                     ------

Ratio of earnings to
  fixed charges.....        2.2x       1.6x     2.1x                   2.2x                          --                         --



Earnings were not sufficient to cover fixed charges by $7,487 and $1,744 for the period from December 16, 1997 through June 30, 1998 and the fiscal year ended June 30, 1999, respectively.

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